UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                      June 9, 2005

Clarient, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22677	75-2649072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33171 Paseo Cerveza, San Juan Capistrano, CA		92675
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 443-3355

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On June 9, 2005, Clarient, Inc. (the “Company”) announced that it has entered into a letter of intent with DakoCytomation Denmark A/S to negotiate a world-wide distribution and development agreement under which DakoCytomation would distribute the ChromaVision Automated Cellular Imaging System (ACIS) as an adjunct to the DakoCytomation suite of automated diagnostics equipment (exclusively in clinical markets, subject to minimum sale threshholds, and on a non-exclusive basis in research markets).  The parties’ obligations with respect to such a distribution arrangement are subject to negotiation and execution of definitive agreements, and there can be no assurance that the parties will enter into such definitive agreements.

9.01.  Financial Statements and Exhibits

(a)                                  Financial Statements of Businesses Acquired.  Not applicable.

(b)                                 Pro Forma Financial Information.  Not applicable.

(c)                                  Exhibits.  None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarient, Inc.

Date: June 13, 2005	By:	/s/ STEPHEN T.D. DIXON
	Name:	Stephen T.D. Dixon
	Title:	Executive Vice President and
Chief Financial Officer